QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Registration Statement on Form N-2 of our reports dated March 2, 2015 relating to the consolidated financial statements of New Mountain Finance Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restructuring that occurred in 2014), and the effectiveness of New Mountain Finance Corporations' internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 2, 2015 relating to the information of New Mountain Finance Corporation set forth under the heading "Senior Securities" appearing in the Registration Statement.

          We also consent to the reference to us under the headings "Selected Financial and Other Data", "Senior Securities" and "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
New York, New York December 18, 2015

QuickLinks

  Exhibit 99.(n)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM